Exhibit 99.1

FOR IMMEDIATE RELEASE	SEPTEMBER 14, 2012

                                     SYKES ENTERPRISES, INCORPORATED ANNOUNCES

                                         MANAGEMENT REALIGNMENT TO REINFORCE CLIENT FOCUS

SYKES Enterprises, Incorporated

Corporate Headquarters:

400 North Ashley Drive

Tampa, FL USA 33602

1 · 800 · TO · SYKES

http://www.sykes.com

EMEA Operations:

599 Calder Road

Edinburgh EH11 4GA

Scotland

+44 (0) 131 458-6500

TAMPA, FL – September 14, 2012 – Sykes Enterprises, Incorporated (“SYKES” or the “Company”) (NasdaqGS:SYKE), a global leader in providing outsourced customer contact management solutions and services in the business process outsourcing (BPO) arena, announced today that Christopher M. Carrington has been appointed to the newly created post of Executive Vice President (EVP) of Global Delivery, succeeding EVP of Global Operations James Hobby, who plans to retire at the end of third quarter 2012.

Commenting on his appointment, Carrington said, “I am honored and humbled that SYKES, having gone through a formal search process, has chosen me as its global delivery leader. SYKES is a Company with a storied history, driven by talented individuals. Since its founding, the Company has stood for core principles around focus, standards, integrity and transparency. It is these principles that have created the strong foundation, which has allowed SYKES to be a pioneer and differentiate itself in the eyes of clients in the customer contact management marketplace. Given SYKES’ solid strategic positioning – including its highly differentiated delivery model, breadth of clients, diverse vertical markets, strong financial position and low risk profile – I look forward to the opportunity of leading a delivery organization better focused around optimizing operational performance and driving desired outcomes for our clients. I am confident that we have in place the right building blocks and a culture that are up to the challenge of getting the Company back on a sustainable growth path and toward its high single-digit long-term operating margin goal.”

Hobby stated, “The past nine years have been incredible, and I will truly miss the entire team at SYKES. Being part of SYKES during these years has been a wonderful experience that I will always treasure. The acquisition of Alpine Access and bringing Chris Carrington onto the team will truly be great for SYKES, and I know the team is looking forward to working with Chris.”

As Executive Vice President of Global Delivery, Carrington will oversee the daily operations, administration and development of the Company’s customer care operations across key geographies within the Americas region (including the United States, Latin America, South Asia and Asia Pacific), in addition to continuing his oversight of the Alpine Access organization. The newly created post of EVP of Global Delivery better adapts to the increasing complexity in how the Company segments and optimally manages its diverse client base globally with maximum operational effectiveness. Carrington’s new role aligns perfectly with his success in and around global operations leadership positions within the outsourcing and BPO industry for more than two decades. Prior to his appointment as EVP of Global Delivery, Carrington was the President and Chief Executive Officer of Alpine Access, Inc. which was acquired by SYKES last month. Under his leadership at Alpine Access, he laid the foundation for strong leadership that positioned Alpine Access for solid growth and profitability even as it more than quadrupled in size. From 2003 to 2006, Carrington was with Capgemini, serving in several positions that concluded with him being named as President of Americas Outsourcing Services, during which time the organization grew revenues and profits. In addition, Carrington spent more than a decade at Electronic Data Systems (EDS), now an HP company, serving in a variety of capacities. His last role with EDS was President of the Americas, eSolutions, where he was responsible for a P&L of more than $750 million, managing more than 3,000 consultants across five different countries.

Separately, Lance Zingale, who is currently EVP of Global Sales and Client Management, will assume the position of EVP and General Manager of Major Markets. In addition to his global sales responsibility, Zingale will be responsible for the major accounts of the business and the EMEA (Europe, Middle East & Africa) segment, and its organization. With this new responsibility, Zingale will be accountable for the overall performance and success that the Company has with these accounts and markets.

Commenting on the realignment President and Chief Executive Officer Chuck Sykes said, “I want to take this opportunity to congratulate Chris and Lance. Their appointments to their new positions will help to ensure that SYKES continues its heritage of operational excellence, while building a new structure that aligns around the clients of our business. Many of the enhanced disciplines that Chris and his team have developed and harnessed in the virtual environment across each functional group, we believe, will help us optimize every operational aspect of our business model. And with Chris’ proven background, he brings the energy, the credibility and the right mix of leadership skills in strengthening the foundation and helping us execute toward common strategic and financial objectives. The new structure is expected to enable the Company to be more focused and responsive to client needs both upstream and downstream with respect to changes in client strategic objectives as well as demand for services. In addition, through this new structure, the Company believes it creates better alignment across the business to strengthen its ability to deliver – with flexibility and speed – services and offerings that the marketplace is looking for today. Based on the positive feedback we have received from several key clients in pilots under the new structure, I am confident that the timing is right to formalize these roles. And finally, on behalf of everyone, I want to thank Jim and wish him the very best in his future endeavors. He was instrumental in building the operational foundation, which provided the underpinnings for the Company to more than double in size during his tenure. Jim’s relentless focus on instilling the culture of service, people and excellence throughout our organization made SYKES a stronger company and is an institution which we will continue to build upon.”

About Sykes Enterprises, Incorporated

SYKES is a global leader in providing customer contact management solutions and services in the business process outsourcing (BPO) arena. SYKES provides an array of sophisticated customer contact management solutions to Fortune 1000 companies around the world, primarily in the communications, financial services, healthcare, technology and transportation and leisure industries. SYKES specializes in providing flexible, high quality customer support outsourcing solutions with an emphasis on inbound technical support and customer service. Headquartered in Tampa, Florida, with customer contact management centers throughout the world, SYKES provides its services through multiple communication channels encompassing phone, e-mail, web, chat and social media. Utilizing its integrated onshore/offshore global delivery model, along with virtual at-home agents, SYKES serves its clients through two geographic operating segments: the Americas (United States, Canada, Latin America, India and the Asia Pacific region) and EMEA (Europe, Middle East and Africa). SYKES also provides various enterprise support services in the Americas and fulfillment services in EMEA, which include multi-lingual sales order processing, payment processing, inventory control, product delivery and product returns handling. For additional information please visit www.sykes.com.

Forward-Looking Statements

This press release may contain “forward-looking statements,” including SYKES’ estimates of future business outlook, prospects or financial results, statements regarding SYKES’ objectives, expectations, intentions, beliefs or strategies, or statements containing words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” “implies,” or similar expressions. It is important to note that SYKES’ actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Among the important factors that could cause such actual results to differ materially are (i) the impact of economic recessions in the U.S. and other parts of the world, (ii) fluctuations in global business conditions and the global economy, (iii) SYKES’ ability to continue the growth of its support service revenues through additional technical and customer contact centers, (iv) currency fluctuations, (v) the timing of significant orders for SYKES’ products and services, (vi) loss or addition of significant clients, (vii) the early termination of contracts by clients, (viii) SYKES’ ability to recognize deferred revenue through delivery of products or satisfactory performance of services, (ix) construction delays of new or expansion of existing customer support centers, (x) difficulties or delays in implementing SYKES’ bundled service offerings, (xi) failure to achieve sales, marketing and other objectives, (xii) variations in the terms and the elements of services offered under SYKES’ standardized contract including those for future bundled service offerings, (xiii) changes in applicable accounting principles or interpretations of such principles, (xiv) delays in the Company’s ability to develop new products and services and market acceptance of new products and services, (xv) rapid technological change, (xvi) political and country-specific risks inherent in conducting business abroad, (xvii) SYKES’ ability to attract and retain key management personnel, (xviii) SYKES’ ability to further penetrate into vertically integrated markets, (xix) SYKES’ ability to expand its global presence through strategic alliances and selective acquisitions, (xx) SYKES’ ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xxi) the ultimate outcome of any lawsuits or penalties (regulatory or otherwise), (xxii) SYKES’ dependence on trends toward outsourcing, (xxiii) risk of interruption of technical and customer contact management center operations due to such factors as fire, earthquakes, inclement weather and other disasters, power failures, telecommunications failures, unauthorized intrusions, computer viruses and other emergencies, (xxiv) the existence of substantial competition, (xxv) the ability to obtain and maintain grants and other incentives, including tax holidays or otherwise, (xxvi) risks related to the integration of the businesses of SYKES and Alpine Access and (xxvii) other risk factors listed from time to time in SYKES’ registration statements and reports as filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, and SYKES undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.

For additional information contact:

Subhaash Kumar

Sykes Enterprises, Incorporated

(813) 233-7143

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